Exhibit 99.1

FOR IMMEDIATE RELEASE

For:	MAF Bancorp, Inc.	Contact:	Jerry A. Weberling,
	55th Street & Holmes Avenue		Chief Financial Officer
	Clarendon Hills, IL 60514		Michael J. Janssen,
Senior Vice President
	www.mafbancorp.com		(630) 325-7300

MAF BANCORP, INC. TO PARTICIPATE IN

LEHMAN BROTHERS FINANCIAL SERVICES CONFERENCE

Clarendon Hills, Illinois, September 12, 2006 - MAF Bancorp, Inc. (MAFB), announced that it will be participating in the Lehman Brothers 2006 Financial Services Conference to be held in New York, NY on September 12-14, 2006. The Company’s presentation will be broadcast on the Internet at http://customer.talkpoint.com/LEHM002/091206a_jw/default.asp?entity=maf and will also be available through MAFB’s website at http://www.mafbancorp.com. Through the websites, interested investors will have the opportunity to hear the presentation by Kenneth Koranda, President of MAFB and Jerry Weberling, Executive Vice President and Chief Financial Officer of MAFB, which is scheduled to be delivered on Thursday, September 14, 2006 at 10:45 a.m. Central Time. A replay of the presentation will be available on the websites for approximately four weeks following the conference.

MAF Bancorp is the parent company of Mid America Bank, a federally chartered stock savings bank. The Bank currently operates a network of 82 retail banking offices throughout Chicago and Milwaukee and their surrounding areas. The Company’s common stock trades on the Nasdaq Stock Market under the symbol MAFB.

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